SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 16, 2013

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
 (Address of Principal Executive Offices, Zip Code)

(503) 331-7270
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                 On December 16, 2013, Craft Brew Alliance, Inc. (the "Company"), entered into Transition and Separation Agreements with Terry Michaelson and Sebastian Pastore in connection with the previously announced transitions of their positions with the Company.

Mr. Michaelson has agreed to serve as a senior adviser to the Company from the January 1, 2014 transition date until December 31, 2014.  Mr. Michaelson will be available full time through June 30, 2014, and as requested thereafter, and his continued employment will be subject to the terms and conditions of his employment letter, dated March 29, 2010 (the "Michaelson Letter"), with supplemental terms as follows:

•	An annual base salary of $346,000, with no entitlement to new equity grants or cash bonus payments for services performed after December 31, 2013.

•	The termination of employment at December 31, 2014, will be treated as a termination other than "for cause," triggering Mr. Michaelson's right under the Michaelson Letter to receive twelve months of continuing salary payments as severance. Mr. Michaelson will also receive continuing health benefits for 36 months from the termination date.

•	In the event Mr. Michaelson's employment continues through the termination date or he is terminated other than "for cause" prior to such date, he will be eligible to receive any performance award due under his performance award agreement, effective May 14, 2012, notwithstanding a termination prior to the vesting date. Such award will be settled in cash no later than March 14, 2015, with the amount of cash payable based on 92% of the value of shares issuable under the award, calculated based on the Company's stock price as of March 13, 2015. For details regarding Mr. Michaelson's performance award, see the Company's Definitive Proxy Statement for its 2013 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 18, 2013 (the "2013 Proxy Statement").

Mr. Pastore has agreed to serve as a senior consultant to the Company until April 1, 2014, and will be paid $50,000 for his services.  Mr. Pastore's continued employment will be subject to the terms and conditions of his employment letter, dated March 29, 2010 (the "Pastore Letter"), provided the termination of employment at April 1, 2014, will be treated as a termination other than "for cause," triggering Mr. Pastore's right to receive twelve months of continuing salary payments as severance.  Mr. Pastore will also be eligible to receive any performance award due under his performance award agreement, effective May 25, 2011, and unexercised and outstanding stock options that have been awarded to Mr. Pastore will continue to vest and be exercisable in accordance with their terms.

Mr. Michaelson and Mr. Pastore will each forfeit their rights to further severance benefits if they become employed by or associated with a brewing or other company that is a competitor of the Company or Anheuser-Busch, LLC.

The foregoing summaries of the Transition and Separation Agreements with Terry Michaelson and Sebastian Pastore do not purport to be complete and are qualified in their entirety by reference to the full agreements, which are filed as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:	The following exhibits are filed with this Form 8-K:

Exhibit 10.1	Transition and Separation Agreement between the Company and Terry Michaelson, dated December 16, 2013

Exhibit 10.2	Transition and Separation Agreement between the Company and Sebastian Pastore, dated December 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: December 19, 2013	By:	/s/ MARK D. MORELAND
Mark D. Moreland
Chief Financial Officer and Treasurer